UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2007 (May 17, 2007)
AMSURG CORP.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-22217	62-1493316
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)
(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 17, 2007, at the 2007 annual meeting of shareholders of AmSurg Corp. (the “Company”), the shareholders of the Company approved amendments to the AmSurg Corp. 2006 Stock Incentive Plan (the “2006 Plan”) to increase the aggregate number of shares with respect to which awards may be granted under the 2006 Plan from 1,559,040 to 1,959,040 and increase the number of shares that may be awarded under the 2006 Plan with respect to awards other than stock options and stock appreciation rights from 140,000 to 540,000. The 2006 Plan, as amended, is filed as Exhibit 99 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibit 99 – AmSurg Corp. 2006 Stock Incentive Plan, As Amended

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Duly Authorized Officer)

Date: May 23, 2007

INDEX TO EXHIBITS

Exhibit
Number	Description
99	AmSurg Corp. 2006 Stock Incentive Plan, As Amended